UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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HOSPIRA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 11, 2015, Hospira, Inc. made available on its internal intranet site the Human Resources Question and Answer materials set forth below, which are updated versions of such materials previously filed with the SEC.

HR-Related Questions & Answers

March 11, 2015

The information in this document reflects some commonly asked questions and provides the answers as best known today. We recognize that you may have questions regarding specific benefits and/or what the acquisition may mean for you personally — unfortunately, as we are early in the process, many of those details are not available at this time. This document will be updated with new questions and answers on an ongoing basis throughout the transition as information becomes available. You can submit questions to [Redacted].

COMPENSATION AND BENEFITS

Note: Generally, the pay and benefits programs in place today will remain in place until the acquisition closes.

Question	Answer
How will the acquisition affect my benefits?

Generally, the pay and benefits programs in place today will remain in place until the acquisition closes. After that time, we understand that Pfizer will make all decisions in the best interests of the employees of the combined organization and its shareholders. Specific policies, including staffing and benefits-related policies, will be shared by Pfizer and effective following the acquisition’s close. Those employees that continue with the combined organization will, during their employment, receive a salary, cash bonus opportunity and other non-equity benefits (e.g., healthcare) that overall are no less favorable than currently received for a two-year period of time. For example, Pfizer may offer a different 401(k) provider or dental plan, but the benefit plans collectively will be comparable overall.

Will my base pay be affected?

Salaries and hourly rates will continue, with scheduled merit increases to occur as planned on March 30, 2015, in the United States, and according to local pay practices outside the United States. As always, any employee’s pay may be affected by a job change or for performance reasons.

Does the acquisition affect HIP in 2014?	No. The 2014 HIP bonus will be paid as scheduled, with the payment date of March 13, 2015.

Will annual sales incentives and other bonus plans be affected?	Incentive plans will continue as approved and be paid at the normally scheduled time.

How does the acquisition affect my 401(k) stock retirement plan?

A 401(k) plan is structured so that you are the owner, not your employer. Based on this, the assets in your 401(k) are yours and will remain so following the close of the acquisition. Until the acquisition’s close, Hospira will continue to fund the company’s 401(k) program with your selected contribution percentage matched according to the company match rules currently in place. Following the close, Pfizer will determine future participant retirement benefits for those employees who remain with the combined company.

What will happen with Hospira stock in employees’ 401(k) plans once the deal closes?	Any Hospira stock in your 401(k) will convert to cash equal to $90 per share following the acquisition’s close, less any applicable withholding taxes.

What happens to the Hospira stock I own after the acquisition?	Shortly after the acquisition’s close, all Hospira shareholders will receive cash equal to $90 per share less any applicable withholding taxes in exchange for their Hospira stock.

What happens to my stock options and/or restricted stock units (RSUs) after the acquisition?

Shortly before the acquisition’s close, stock options and/or RSUs will vest in full and, shortly thereafter, be paid out. RSUs will be paid out at $90 per RSU less any applicable withholding taxes. Options will be paid out at the difference between $90 and the exercise price per option less any applicable withholding taxes. As an example, if you have 100 stock options with a $45 strike price, you will receive $4,500 ($90-$45 = $45 x 100 options = $4,500) in cash for those options following the acquisition’s close less any withholding taxes.

How will the acquisition impact vacation time, holidays and leave of absence?	Until the acquisition’s close, Hospira intends to continue to observe its established schedule and policy. Following the acquisition’s close, Pfizer will determine these benefits.

STAFFING

Question	Answer
What about our vacancies? Are backfills on hold?	We will continue to use the current process for filling open positions. Your site manager must seek approval via the Hospira Headcount Committee as certain hires are subject to Pfizer’s approval.

Prior to the closing of the acquisition, can employees respond to publicly posted positions at Pfizer?

Yes, employees can apply for externally posted positions. Prior to close, we understand that Pfizer managers will receive pre-authorization by their Executive Leadership team to interview a Hospira employee who has applied for a position.

IMPORTANT NOTE:

The closing of the merger is still subject to regulatory clearances and until such clearances and approvals are received and the merger closes, the companies remain two independent entities. There are still many matters to be worked out, and Pfizer and Hospira look forward to everyone’s cooperation and diligence as we all work toward a successful close and integration. Important to note, changes relating to items outside the United States are subject to completion of notification and consultation with Works Councils and Employee Representatives, as required by local law.

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This communication may be deemed to be solicitation material in respect of the proposed acquisition of Hospira. In connection with the proposed merger, Hospira filed a preliminary proxy statement in relation to the merger on Schedule 14A on February 27, 2015. Hospira intends to file other relevant materials with the Securities and Exchange Commission (the “SEC”), including a definitive proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, Hospira will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT HOSPIRA WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HOSPIRA AND THE PROPOSED MERGER. The preliminary proxy statement, the definitive proxy statement and other relevant materials in connection with the proposed merger (when they become available), and any other documents filed by Hospira with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC through the Investor Relations section of Hospira’s website, www.hospira.com, or by sending a request to: Investor Relations, Hospira, Inc., 275 North Field Drive, Dept. NLEG, Bldg. H1, Lake Forest, Illinois 60045.

Hospira and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Hospira’s stockholders with respect to the proposed merger. Information about Hospira’s directors and executive officers and their ownership of Hospira’s common stock is set forth in Hospira’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 12, 2015, and Hospira’s proxy statement for its 2014 Annual Meeting of Shareholders, which was filed with the SEC on March 21, 2014. Information regarding the identity of the potential participants, and their direct or indirect interests in the merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed merger.

About Hospira

Hospira, Inc. is the world’s leading provider of injectable drugs and infusion technologies, and a global leader in biosimilars. Through its broad, integrated portfolio, Hospira is uniquely positioned to Advance Wellness™ by improving patient and caregiver safety while reducing healthcare costs. The company is headquartered in Lake Forest, Ill.  Learn more at www.hospira.com.

Private Securities Litigation Reform Act of 1995 —
A Caution Concerning Forward-Looking Statements

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy and statements regarding the contemplated merger with Pfizer Inc.  These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended December 31, 2014.  Additional factors may include the effect of the announcement of the merger and related transactions on Hospira’s business relationships, operating results and business generally; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with Pfizer Inc., and the risk that the merger agreement with Pfizer Inc. may be terminated in circumstances that require Hospira to pay a termination fee to Pfizer Inc.; the outcome of any legal proceedings that may be instituted against Hospira related to the merger agreement with Pfizer Inc.; and the failure to satisfy conditions to completion of the merger with Pfizer Inc., including the receipt of all required regulatory approvals related to the merger with Pfizer Inc. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.